Exhibit 99.1

TrueCar Stockholders Approve Transaction with Fair Holdings

Santa Monica, Calif. (December 23, 2025) – TrueCar, Inc. (NASDAQ: TRUE), one of the most recognized and trusted automotive digital marketplace brands, today announced that its stockholders voted to approve the previously announced acquisition of TrueCar by Fair Holdings, Inc. (“Fair Holdings”), an entity led by TrueCar founder Scott Painter, at the Company’s Special Meeting of Stockholders (the “Special Meeting”).

“Approval of the transaction by stockholders is a pivotal moment for TrueCar,” said Jantoon Reigersman, Chief Executive Officer of TrueCar. “This transaction is a win-win for our Company, our investors, our affinity partner network, Certified Dealers and car buyers nationwide. We are delighted to deliver a compelling premium to stockholders, and pleased that Fair Holdings intends to build on TrueCar’s position as a trusted platform that adds value and transparency to the car shopping experience.”

Under the terms of the agreement, upon the closing of the transaction, TrueCar stockholders will receive $2.55 in cash for each share of TrueCar owned. The transaction is expected to close in January 2026, subject to satisfaction of other closing conditions.

TrueCar will file the final voting results, as certified by an independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

Advisors

Morgan Stanley & Co. LLC is acting as exclusive financial advisor and Alston & Bird LLP is acting as lead legal counsel to TrueCar. Joele Frank, Wilkinson Brimmer Katcher served as strategic communications advisor.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as statements regarding TrueCar’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “accelerate,” “aim,” “ambition,” “anticipate,” “approximate,” “aspire,” “assume,” “believe,” “can,” “continue,” “could,” “create,” “enable,” “estimate,” “expect,” “extend,” “forecast,” “future,” “goal,” “guidance,” “intend,” “long-term,” “may,” “model,” “ongoing,” “opportunity,” “outlook,” “plan,” “position,” “possible,” “potential,” “predict,” “preliminary,” “project,” “seek,” “should,” “strive,” “target,” “transform,” “trend,” “vision,” “will,” “would,” and variations of these terms or other similar expressions, although not all forward-looking statements contain these words. Such statements include, but are not limited to, statements regarding the pending transaction, TrueCar’s ability to consummate the pending transaction on the expected timeline or at all, the anticipated benefits of the pending transaction, the terms and the impact of the pending transaction on TrueCar’s future business, results of operations and financial condition, and the sources and scope of the expected financing in connection with the proposed transaction. Forward-looking statements are based on current estimates, assumptions and beliefs and are subject to known and unknown risks and uncertainties, many of which are beyond TrueCar’s control, that may cause actual results to vary materially from those indicated by such forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risk that the pending transaction may not be completed in a timely manner or at all; (ii) the ability of Fair Holdings to obtain additional equity financing in connection with the pending transaction; (iii) the failure to satisfy any of the conditions to the consummation of the pending transaction, including the receipt of certain regulatory approvals (if required); (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the transaction agreements, including in circumstances requiring TrueCar to pay a termination fee; (v) the effect of the announcement or pendency of the transaction on TrueCar’s business relationships, operating results and business generally; (vi) the risk that the pending transaction disrupts TrueCar’s current plans and operations; (vii) TrueCar’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business; (viii) risks related to diverting management’s attention from TrueCar’s ongoing business operations; (ix) significant or unexpected costs, charges or expenses resulting from the pending transaction; (x) potential litigation relating to the pending transaction that could be instituted against the parties to the transaction agreements or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) uncertainties related to the continued availability of capital and financing; (xii) certain restrictions during the pendency of the transaction that may impact TrueCar’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the pending transaction; (xiv) the impact of adverse general and industry-specific economic and market conditions; and (xv) other risks described in TrueCar’s filings with the SEC, including under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, and any Quarterly Report on Form 10-Q or Current Report on Form 8-K that contain updates thereto. Forward-looking statements included herein are made only as of the date hereof and TrueCar does not undertake any obligation to update any forward looking statements as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About TrueCar

TrueCar is a leading automotive digital marketplace that lets auto buyers and sellers connect to its nationwide network of Certified Dealers. With access to an expansive inventory provided by its Certified Dealers, TrueCar is building the industry's most personalized and efficient auto shopping experience as it seeks to bring more of the process online. Consumers who visit its marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar's marketplace can connect with a Certified Dealer in its network, who shares the belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of its marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including Sam's Club, AAA and Navy Federal Credit Union.

About Scott Painter and Fair Holdings, Inc.

Fair Holdings, Inc. is Scott Painter’s holding company. Painter is a serial entrepreneur and the founder of TrueCar, Inc. He is widely recognized as a pioneer in automotive digital retail and finance innovation, having launched companies including CarsDirect, TrueCar, and Fair. Painter is also the Founder & CEO of Autonomy and Autonomy Data Services (ADS), which owns and operates the largest nationwide fleet of electric vehicles available via subscription.

Investor Relations Contacts

investors@TrueCar.com

Media Contacts

TrueCar

Andrew Siegel / Lyle Weston

Joele Frank

truecar-jf@joelefrank.com

Scott Painter and Fair Holdings, Inc.

Stacy Morris

Futurista Communications

+1 310-415-9188

stacy.morris@futuristacommunications.com